UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2010

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 29, 2010, the Compensation Committee (the "Committee") of the Board of Directors of Corinthian Colleges, Inc. (the "Company") approved new executive bonus arrangements for the Company's fiscal year ending June 30, 2011, pursuant to the Company's 2003 Performance Award Plan, as amended and restated. The bonus arrangements apply to all executive officers of the Company except Jack Massimino, the Company's Executive Chairman, and Peter Waller, the Company's Chief Executive Officer, and set forth the bonus targets and the performance criteria upon which such executives' bonuses will be based. [The Committee is considering, but has not yet approved, bonus arrangements for Messrs. Waller and Massimino.] The performance criteria for the other executive officers, including "named executive officers," include operating profit for the Company as well as regulatory compliance requirements. Each executive's bonus is targeted to be a percentage of such executive's base salary, as determined by the Committee for each executive. The target bonus for Matt Ouimet, the Company's President and Chief Operating Officer, is 100% of his base salary. Each of the other "named executive officers" for whom bonus arrangments were determined by the Committee has a target bonus equal to 75% of his or her respective base salary.

The foregoing summary of the executive bonus arrangements is qualified in its entirety by reference to the text of the Form of Executive Bonus Plan, a copy of which is attached hereto as Exhibit 10.1, and the Form of Executive Bonus Plan Schedule, a copy of which is attached hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits are listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

July 2, 2010	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Form of Executive Bonus Plan.
10.2	Form of Executive Bonus Plan Schedule.